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                                                                  Exhibit 23 (a)




                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------




THE BOARD OF DIRECTORS
SAMSONITE CORPORATION:


We consent to the incorporation by reference in the post-effective amendment No. 2 to the registration statement on Form S-8 of Samsonite Corporation for the Samsonite Corporation Employee Savings Trust, Samsonite Corporation Employee Savings Trust - Tucson Union, and Samsonite Corporation Employee Stock Purchase Plan, of our report dated March 17, 1998, except as to Note 19, which is as of April 24, 1998, relating to the consolidated balance sheets of Samsonite Corporation and subsidiaries as of January 31, 1998 and 1997, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended January 31, 1998, and the related financial statement schedule, which report appears in the January 31, 1998, Annual Report on Form 10-K of Samsonite Corporation.



                                        KPMG PEAT MARWICK LLP


Denver, Colorado
July 13, 1998